Exhibit 10.14

Prepared by and when recorded, return to:
CoBANK, ACB, Contact Person: Melanie N. Ferguson
 P.O. Box 5110, Denver, Colorado 80217
Phone: 303-740-4361
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               REAL ESTATE MORTGAGE AND FINANCING STATEMENT - IOWA

         THIS MORTGAGE is made January 9, 2006, between GREEN PLAINS RENEWABLE ENERGY, INC., 119 South Elm, Shenandoah, Iowa 51601, organized and existing under the laws of the State of Iowa, hereinafter called "Mortgagor", and FARM CREDIT SERVICES OF AMERICA, FLCA, 5015 South 1 18th Street, Omaha, Nebraska 68137, a federally chartered instrumentality of the United States and any amendments thereto (hereinafter called the "Mortgagee").

         WHEREAS, in accordance with a Master Loan Agreement dated January 9, 2006, Supplements thereto dated January 9, 2006, and any additional Supplements or amendments thereto, hereinafter called the "Agreement", Mortgagor and Mortgagee have established and evidenced the willingness of Mortgagee to loan money to Mortgagor in accordance with the terms and conditions of the Agreement.

         WHEREAS, Mortgagor's obligation to repay any loans made by Mortgagee to Mortgagor will be evidenced by said Agreement and by one or more Notes aggregating in principal amounts the amount of money which the Mortgagee has committed to lend to the Mortgagor and, in addition to obligation to repay the foregoing described loans, Mortgagor has other indebtedness, liabilities and obligations to Mortgagee as is provided in said Agreement.

         WHEREAS, from time to time after the date hereof, at the option of the parties, Mortgagor and Mortgagee may enter into one or more (Supplements to the) Agreement(s) to provide for the Mortgagee making additional loans to the Mortgagor and changing the other obligations of Mortgagor to Mortgagee, PROVIDED, HOWEVER, THIS RECITAL SHALL NOT CONSTITUTE A COMMITMENT TO MAKE ADDITIONAL LOANS IN ANY AMOUNT.

         WHEREAS, Mortgagor's obligation to repay all future loans, additional advances and increased advances other than those made in accordance with the Agreement, will be evidenced by said Agreement, and by one or more Notes.

         WHEREAS, Mortgagor desires to mortgage the real estate described herein to secure the payment of all Mortgagor's indebtedness, liabilities and obligations to Mortgagee, including the indebtedness, liabilities and obligations evidenced by said Agreement and by one or more Notes dated on or before the date hereof, and including all future loans, additional advances, increased advances and all future indebtedness, liabilities and obligations of Mortgagor to Mortgagee, evidenced by said Agreement, and by one or more Notes dated after the date hereof.

         NOW, THEREFORE, for and in consideration of the premises and the amount of the initial advance made to Mortgagor by Mortgagee in accordance with said Agreement, and to induce Mortgagee to make future advances to Mortgagor, in order to secure the payment of all of Mortgagor's indebtedness, liabilities and obligations to Mortgagee, including the indebtedness, liabilities and obligations evidenced by said Agreement, and by one or more Notes, and including all future loans, additional advances increased advances and all future obligations of Mortgagor to Mortgagee made and incurred prior to November 1, 2027, principal amount all of which (exclusive of sums advanced to protect and preserve the Property covered by this Mortgage and further exclusive of all interest, fees, costs and expenses paid or to be paid under all such advances and loans) shall not exceed $94,000,000.00, the Mortgagor has executed and delivered this Mortgage and hereby

(NOTICE: This Mortgage secures credit in the amount of $94,000,000.00. Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.)

grants, sells and conveys to said Mortgagee the following described Property in Fremont County, Iowa to wit:

                             See attached Exhibit A

together with all of the improvements now or hereafter erected on the foregoing described Property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock, and all fixtures now or hereafter attached to the foregoing described Property, all of which, including replacements and additions thereto, shall be deemed to be and remain part of the Property covered by this Mortgage; and all of the foregoing, together with said foregoing described Property (or the leasehold estate in the event this Mortgage is on leasehold) are herein referred to as the "Property."

         TO HAVE AND TO HOLD the Property unto the Mortgagee, forever, the intention being to convey an absolute title in fee to said Property and the Mortgagor covenants and agrees:

         FIRST. That it will keep the Property and all parts thereof insured by policies of insurance, of such kinds and in forms and amounts and with a company or companies satisfactory to the Mortgagee, with a clause or clauses attached making loss payable to the Mortgagee as its interest may appear; if so requested by the Mortgagee, the said policies of insurance are to be delivered to the Mortgagee. The Mortgagee is hereby given a first lien on any insurance proceeds paid as a result of loss or damage to the Property. Any insurance funds paid to the Mortgagee as a result of damage or loss to the Property shall, at the option of the Mortgagee, be credited against the payment or payments of the indebtedness, liabilities and obligations secured by this Mortgage.

         SECOND. That it will pay all premiums upon insurance policies, licenses, or fees legally owing by the Mortgagor, and all taxes and assessments which may be levied or assessed upon the Property, and in default thereof the Mortgagee may pay the said insurance premiums, licenses, fees, taxes, or assessments due, and any amount so paid shall become a part of the principal debt, shall bear interest from the date of payment at the rate of eighteen percent per annum, shall, together with interest, be a lien on the Property and be secured by this Mortgage and shall be immediately due and payable.

         THIRD. That it will keep all buildings and equipment subject to this Mortgage in good and substantial repair during the continuance hereof and will not cause, suffer, or permit waste thereof.

         FOURTH. That it will bear all expenses or costs incident to the release of the lien of this Mortgage, in whole or in part.

         FIFTH. That it will, at all times during the existence of any part of the lien herein provided for, maintain and operate its business in such a manner that it will remain an entity qualified to borrow under the provisions of the Act of Congress known as the Farm Credit Act of 1971, as amended.

         SIXTH. That it will not, during the existence of any part of the lien herein provided for, sell, lease, or assign all, or any part of the Property without the prior written consent of the Mortgagee approving such sale, lease, or assignment.

         SEVENTH. That no remedy herein conferred on or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative to and shall be in addition to every other remedy given hereunder, and now or hereafter existing at law or in equity or, by statute, by operations of law or otherwise.

         EIGHTH. That every right, remedy, privilege, covenant, agreement, and power granted hereunder to the said Mortgagee shall run, inure and be likewise for the benefit of any or all successors or assigns of said Mortgagee.

         NINTH. That it is lawfully seized of the Property, has good right to sell and convey same, free of all encumbrances, that it will defend the quiet enjoyment thereof by the Mortgagee, and will warrant and defend the same against all lawful claims of any person whomsoever; that it will not remove all or any portion of the said Property from the county.

         TENTH. Mortgagor further makes the following representations, warranties, and covenants, all of which are subject to any exceptions that

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

Mortgagor may have previously disclosed in writing to Mortgagee, and which, to the extent that they deal with representations of fact, are based on Mortgagor's present knowledge, arrived at after reasonable inquiry.

(1) Use of Property and Facilities. (a) Mortgagor will (i) use, handle, transport and store Hazardous Materials as defined under any Environmental Law and (ii) store or treat nonhazardous wastes (a) in a good and prudent manner in the ordinary course of business, and (b) in compliance with all applicable Environmental Laws. It is understood and agreed that certain Hazardous Materials are used, handled, transported and stored in the ordinary course of business when operating an Ethanol plant.

         (b) Mortgagor will not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Property, or employ or use the Property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials in violation of any Environmental Law.

         (c) Mortgagor will not do or permit any act or thing, business or operation, that poses an unreasonable risk of harm, or impairs, or may impair, the value of the Property, or any part thereof. The operation of an Ethanol plant in the ordinary course of business shall not be deemed to be a violation of this Section 1(c).

(2) Condition of Property. (a) Mortgagor shall take all appropriate response action, including any removal and remedial action, in the event of a release, emission, discharge or disposal of Hazardous Materials in violation of any Environmental Laws in, on, under or about the Property, so as to remain in compliance with Environmental Law as hereinafter defined.

         (b) Underground tanks, wells (except domestic water wells), septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Property, if any, are maintained in compliance with applicable Environmental Law.

(3) Notice of Environmental Problem or Litigation. Neither Mortgagor nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) Mortgagor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Property; (iii) Mortgagor and/or tenants may be or are liable, in whole or in part, for the costs or cleaning up, remediating, removing or responding to a release or threatened release of Hazardous Materials; (iv) the Property is subject to a lien in favor of any governmental entity or any liability, costs or damages, under any Environmental Law arising from or costs incurred by such governmental entity in response to a release or a threatened release of a Hazardous Material. Mortgagor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable, that would subject Mortgagor to any such investigation, litigation, administrative enforcement or any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law. In the event of such notice, Mortgagor and any tenants shall immediately provide a copy to the Mortgagee.

(4) Right of Inspection. Mortgagor hereby grants, and will cause any tenants to grant, to Mortgagee, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Property and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Property thereon, as the Mortgagee in its sole discretion, determines are necessary to protect its security interest, provided however, that under no circumstances shall the Mortgagee be obligated to perform such inspections or tests.

(5) Indemnity. Mortgagor agrees to indemnify and hold Mortgagee, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorney's fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of Mortgagor to comply with the environmental representations, warranties and covenants contained herein.

(6) Continuation of Representations, Warranties, Covenants and Indemnities. Mortgagor's representations, warranties, covenants and indemnities contained herein shall survive the occurrence of any event whatsoever, including without limitation, the satisfaction of the promissory note(s) secured hereby, the reconveyance or foreclosure of this mortgage, the acceptance by Mortgagee of a deed in lieu of foreclosure, or any transfer or abandonment of the Property.

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

(7) Corrective Action. In the event the Mortgagor is in breach of any of its representations, warranties or agreements as set forth above, Mortgagor at its sole expense, shall take all action required, including environmental cleanup of the Property, to comply with the representations, warranties and covenants herein or applicable legal requirements and, in any event, shall take all action deemed necessary under all applicable Environmental Laws.

(8) Hazardous Materials Defined. The term "Hazardous Materials" shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

(9) Environmental Law Defined. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulations, administrative order and permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Property.

         ELEVENTH. That in the event the Mortgagor defaults in the payment of all or any of the indebtedness, liabilities and obligations of Mortgagor to Mortgagee evidenced by said Agreement and by one or more Notes, when due whether by acceleration or otherwise, or defaults in the payment of any insurance premiums or taxes or in the event of the violation of any of the other conditions, agreements or covenants, or in the event the Mortgagor fails or refuses to make the investment in the Mortgagee as required by the Farm Credit Act of 1971, as amended, or upon any change of ownership by legal process, execution, judicial sale, or operation of law, or if the Mortgagor shall cease the operation of its plant, then the Mortgagee may elect, without notice, that the whole of the principal sum hereby secured, or so much as shall then remain unpaid, together with any interest accrued thereon, shall immediately become due and payable, and the Mortgagee may immediately foreclose this Mortgage or pursue any other available legal remedy. Provided that in the event of such default and prior to said foreclosure and sale, the Mortgagee is hereby authorized to enter upon the Property, to take possession of the same, and to rent or lease any of the Property to any person, who is hereby authorized to occupy the said Property, the proceeds thereof, after deducting all necessary expenses, to be applied to the payment of the indebtedness, liabilities and obligations secured hereby; and said Mortgagor hereby appoints and designates the Mortgagee, or any person appointed by it therefor, as its agent and attorney in fact, with full power and authority to execute, in the name of and by authority of the Mortgagor, any instrument by which the Mortgagee exercise any of the rights and privileges herein conferred. In the event of any action by the Mortgagee to enforce collection of said indebtedness, liabilities or obligations, the Mortgagor agrees that all taxable costs of such action, including statutory attorney fees for plaintiff's attorney and the cost of extending the abstract of title or providing title insurance and any costs necessary to clear title to said Property shall become a part of said indebtedness, liabilities or obligations secured hereby and shall be paid by the Mortgagor.

         TWELFTH. That the omission of the Mortgagee to exercise any option hereunder, in case of any default by the Mortgagor, shall not preclude it from the exercise thereof at any subsequent time, or for any subsequent default, and nothing but a written contract of the Mortgagee shall be a waiver of any such option.

         THIRTEENTH. It is further agreed that in case of default in respect to any of the terms of this Mortgage, the Mortgagee, either before or on the commencement of an action to foreclose this Mortgage, or at any time thereafter, shall be entitled to the appointment of a receiver, who shall have the power to take and hold possession of said Property and to rent the same, collect the rents and profits therefrom for the benefit of said Mortgagee, pay the taxes levied against said Property, and keep the same in repair, and such right shall in no event be barred, forfeited, or retarded by reason of judgment, decree or sale in such foreclosure, and the right to have such receiver appointed upon application of the Mortgagee shall exist regardless of the fact of solvency or insolvency of the Mortgagor, and regardless of the value of said mortgaged premises, or the waste, loss, and destruction of the rents and profits of said mortgaged premises during the statutory period of redemption. The right to the appointment of such receiver shall be construed as auxiliary to and in aid of any other rights under this Mortgage as hereinbefore provided, and in no manner as detracting from or in derogation of said lien.

         FOURTEENTH. And whereas the said Mortgagor in making application for a loan has made certain representations to the Mortgagee as to the purpose or purposes for which the money loaned on this Mortgage was borrowed, such representations are hereby specifically referred to and made a part of this Mortgage. It is further agreed that this Mortgage is made pursuant, and is subject to all the provisions of the Act of Congress known as the Farm Credit Act of 1971, and all Acts amendatory thereof or supplementary thereto.

         FIFTEENTH. This Mortgage shall cover all Property now or hereafter owned by Mortgagor and affixed to or located upon or used in connection with or

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

in the operation of the Property, and all renewals, replacements or substitutions therefore, which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the real property.

         The Mortgagor hereby acknowledges that the Mortgagee has delivered to it, and it has, at the time of the delivery of this Mortgage, received a true duplicate copy of said instrument.

         IN WITNESS WHEREOF, the Mortgagor, having complied with all the conditions necessary to render this a valid mortgage, and its officers being duly authorized to do so, has executed this Mortgage on the day and year first above written.

                                             GREEN PLAINS RENEWABLE ENERGY, INC.


                                             By  /s/ Barry Ellsworth
                                                --------------------------------
                                                President

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

                                 ACKNOWLEDGMENT

STATE OF NEVADA            )
                           ) ss.
COUNTY OF _____________    )

On this ___ day of____________________________________________, 2006, before me
__________________, a Notary Public in and for said County, personally appeared Barry Ellsworth to me personally known, who, being by me duly sworn did say that he/she is the President of GREEN PLAINS RENEWABLE ENERGY, INC.; and that the instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and that said officer above named, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, and by it voluntarily executed.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed my Notarial Seal at, in said County, the day and year last above written.



                                  ______________________________________________
                                  Notary Public in and for said County and State


My commission expires__________


                     FAILURE TO RECORD OR FILE THIS MORTGAGE
                    MAY AFFECT THE PRIORITY OF THIS MORTGAGE.

                                    EXHIBIT A

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                                Shenandoah, Iowa


Fremont County, Iowa:

The North 1/2 of the Northwest 1/4 of Section 25, Township 69 North, Range 40 West of the 5th PM Fremont County, Iowa, and the West 1/2 of Lot 5 of the North 1/2 of the Northeast 1/4 of Said Section 25, and Parcel "B" of the East 1/2 of Said Lot 5, and Parcel "A" of Parcel 2 of the South 1/2 of Lot 6 of the North 1/2 of the Northeast 1/4 and South 1/2 of the Northeast 1/4 of said Section 25, Containing 108.09 acres.